                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      EAST WEST BANCORP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            EAST WEST BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

    Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. will be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California on Wednesday, May 16, 2001, beginning at 10:30 a.m. for the following purposes:

    1. ELECTION OF DIRECTORS. The election of two persons as directors for terms expiring in 2004 and to serve until his or her successors are elected and qualified, as more fully described in the accompanying Proxy Statement; and

    2. OTHER BUSINESS. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

    Properly signed proxy cards permit the proxy holder named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in their discretion. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Meeting.

    Only those stockholders of record at the close of business on April 2, 2001 shall be entitled to notice of and to vote at the Meeting.

    YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          DOUGLAS P. KRAUSE
                                          Executive Vice President, General
                                          Counsel
                                          and Corporate Secretary

San Marino, California
March 30, 2001

                                     [LOGO]

                            EAST WEST BANCORP, INC.
                              415 HUNTINGTON DRIVE
                          SAN MARINO, CALIFORNIA 91108
                                 (626) 583-3500

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of East West Bancorp, Inc. for use at the annual meeting ("Meeting") of the stockholders ("Stockholders") to be held on May 16, 2001 at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 10:30 a.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures are first being mailed to Stockholders on or about April 12, 2001. Only Stockholders of record on April 2, 2001 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. The election of two persons as directors for terms expiring in 2004 and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:

                                   JULIA GOUW
                                 EDWARD ZAPANTA

    2. OTHER BUSINESS. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

COSTS OF SOLICITATION OF PROXIES

    This solicitation of Proxies is made on behalf of the Board of Directors of East West Bancorp and East West Bancorp will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by East West Bancorp. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of East West Bancorp may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, East West Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. East West Bancorp does not intend to utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

    The authorized capital of East West Bancorp consists of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 23,051,735 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

    East West Bancorp's Certificate of Incorporation does not authorize cumulative voting. For the Proposal, the election of directors, the person receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect.

    Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, other proposals that may properly come before the meeting require the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

    A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of East West Bancorp or a duly executed proxy bearing a later date or by voting in person at the Meeting.

    If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Director's nominee.

    Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominee for director set forth herein.

    The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals which management did not have notice of at least 45 days prior to the date on which East West Bancorp mailed its proxy material for last year's annual meting of Stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

      BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to East West Bancorp to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of East West Bancorp, (iii) the Chief Executive Officer and the four other executive officers of East West Bancorp and its subsidiaries whose total annual compensation in 2000 exceeded $100,000 (the "Named Executives"), and (iv) all executive officers and directors of East West Bancorp and its subsidiaries, as a group:

                                                                     COMMON STOCK
                                                              ---------------------------
                                                              NUMBER OF SHARES   PERCENT
NAME AND ADDRESS                                                BENEFICIALLY        OF
OF BENEFICIAL OWNER                                             OWNED(1)(2)      CLASS(2)
-------------------                                           ----------------   --------
Westfield Capital Management Co. Inc. ......................      1,839,000        7.98%
  One Financial Center
  Boston, MA 02111
Continental Casualty Corporation ...........................      1,280,000(3)     5.55%
  CNA Plaza 23
  South Chicago, IL 60685
Dominic Ng..................................................        566,557(4)     2.46%
Julia Gouw..................................................        301,786(5)     1.31%
Herman Li...................................................         10,000           *
Jack Liu....................................................         11,250(6)        *
James Miscoll...............................................         12,521(7)        *
Keith Renken................................................          7,500(8)        *
Edward Zapanta..............................................         16,250(9)        *
Sandra Wong.................................................          6,687           *
Douglas Krause..............................................         46,391           *
Donald Chow.................................................         20,045(10)       *
All Directors and Executive Officers, as a group                    998,987(11)    4.33%
  (10 persons)..............................................

------------------------------

*   Less than 1%.

 (1) Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

 (2) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group).

 (3) CNA Financial Corporation and Loews Corporation have filed a Schedule 13(G) dated February 12, 2001 indicating shared dispositive power under SEC interpretations regarding subsidiary control. CNA Financial Corporation and Loews Corporation have each disclaimed beneficial ownership of these securities.

 (4) 434,937 of these shares are unexercised exercisable options held by Mr. Ng.

 (5) 138,312 of these shares are unexercised exercisable options held by Ms. Gouw. 9,000 of such shares are owned by the Gouw Family Foundation of which Ms. Gouw is trustee; 300 shares are owned by family members for whom Ms. Gouw has voting power; Ms. Gouw disclaims any beneficial interest in such shares.

 (6) 6,250 of these shares are unexercised exercisable options held by Mr. Liu. 5,000 of these shares are owned by Yuan Yi Tsui, the wife of Mr. Liu; Mr. Liu disclaims any beneficial ownership in such shares.

 (7) 2,500 of these shares are unexercised exercisable options held by Mr. Miscoll.

 (8) 2,500 of these shares are unexercised exercisable options held by Mr.
     Renken.

 (9) 6,250 of these shares are unexercised exercisable options held by Mr. Zapanta.

(10) 5,000 of these shares are unexercised exercisable options held by Mr. Chow.

(11) Included in this amount are 595,749 unexercised exercisable stock options for all directors and executive officers as a group.

            COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A)

    Under Section 16(a) of the Exchange Act, East West Bancorp's directors, executive officers and any persons holding five percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish East West Bancorp with copies of such reports. Specific due dates for these reports have been established and East West Bancorp is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2000, all persons subject to the reporting requirements of
Section 16(a) filed all required reports on a timely basis.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND NOMINEES

    East West Bancorp's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of seven members. The Bylaws further provide for the division of the initial directors into three classes of approximately equal size. Two members shall be elected to a three year term at the annual meeting of Stockholders in 2001, two members shall be elected to a three year term at the annual meeting of Stockholders in 2002, and three members shall be elected to a three year term at the annual meeting of Stockholders in 2003.

    The directors proposed for re-election, Julia Gouw and Edward Zapanta, were appointed to the Board of Directors in 1997 and 1998, respectively. Ms. Gouw and Dr. Zapanta have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Ms. Gouw and Dr. Zapanta. In the event that Ms. Gouw or Dr. Zapanta should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Ms. Gouw or Dr. Zapanta will be unavailable.

    None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of East West Bancorp acting within their capacity as such. There are no family relationships among directors or executive officers of East West Bancorp. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940 except that Mr. Ng is a director of ESS Technology, Inc.; Dr. Zapanta is a director of Edison International; Mr. Renken is a director of Pacific Gulf Properties; and Mr. Miscoll is a director of Westinghouse Air Brake Company, 21st Century Industries, Chela Financial, Encore Productions, and MK Gold Company: Ms. Gouw and Mr. Krause are directors of East West Securities Company, Inc., a registered investment company under the Investment Company Act of 1940.

    The following table sets forth certain information with respect to the Board's nominees for director and the current directors of East West Bancorp. All directors of East West Bancorp are also directors of East West Bank (the "Bank"), the principal subsidiary of East West Bancorp. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements.

SEE "ELECTION OF DIRECTORS--Compensation of Executive Officers--EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS".

                                                                          YEAR FIRST    CURRENT
                                                                          ELECTED OR    TERM TO
NAME OF DIRECTOR                                               AGE(1)    APPOINTED(2)    EXPIRE
----------------                                              --------   ------------   --------
NOMINEES FOR TERM EXPIRING 2004:
Julia Gouw..................................................        41          1997        2004

Edward Zapanta..............................................        62          1998        2004

CONTINUING DIRECTORS:

Dominic Ng..................................................        42          1991        2002

Herman Li...................................................        48          1998        2002

Jack Liu....................................................        43          1998        2003

James Miscoll...............................................        66          2000        2003

Keith Renken................................................        66          2000        2003

------------------------------

(1) As of March 1, 2001.

(2) Refers to the earlier of the year the individual first became a director of East West Bancorp or the Bank.

    The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

    DOMINIC NG has served as a director of the Bank since 1991, as President and Chief Executive Officer of the Bank since 1992, and as Chairman of the Board since 1998. Mr. Ng has held the same positions with East West Bancorp since its formation. Prior to joining the Bank, he was President and CEO of Seyen Investment Inc. While he was a CPA with Deloitte & Touche LLP, he headed the Chinese Business Services Group. Mr. Ng serves on the Board of ESS Technology, Inc. He is also the Campaign Chairman of United Way of Greater Los Angeles and a member of the Board of Visitors of The Anderson School at UCLA and the Board of Regents of Loyola Marymount University. Mr. Ng has received numerous awards in the professional and philanthropic communities during the past decade.

    JULIA GOUW has served as Executive Vice President and Chief Financial Officer of the Bank since 1994 and as a director of the Bank since 1997, and has held these same positions with East West Bancorp since its formation. Prior to joining East West Bank in 1989 as Vice President and Controller. Ms. Gouw was a Senior Audit Manager with KPMG LLP. She is on the Board of Visitors of UCLA School of Medicine, a member of the Financial Executives' Institute and the California Society of CPA's.

    HERMAN Y. LI is Chairman of the C&L Restaurant Group, a franchisee of Burger King and Denny's which owns and operates over 85 restaurants throughout the nation. He is a member of the executive committe of Burger King Corporation's Diversity Action Council. Mr. Li was honored by the Asian Business Association of Los Angeles in 1997 as "Asian Business Owner of the Year."

    JACK C. LIU, ESQ., is president of the Asia region of Global Gateway, L.P., an international company that is a leading provider of telecommunications real estate facilities throughout the Western United States and Asia Pacific Rim, which he joined in September 2000. Previously, he was an attorney with a practice in Los Angeles and Taiwan, where he also served as managing partner of SilkRoad Capital Corp., an investment firm for Asia-related projects. He practiced with the law firm of Deacons Graham & James, Taipei office, which he joined in 1999. Mr. Liu was also formerly of counsel to the international law firm of Morgan Lewis & Bockius LLP and to the law firm of Sheppard, Mullin,

Richter & Hampton. Mr. Liu's legal expertise is in corporate, banking regulation and real estate investment matters.

    JAMES P. MISCOLL is a corporate director and private investor. Mr. Miscoll had a 30-year career at Bank of America, where he served as Vice Chairman of the Board for three years and as a member of the managing committee for ten years. His responsibilities included heading operations throughout Europe and Asia, Global Retail Bank operations, and the Corporate Account Division. Mr. Miscoll currently serves as a director of Westinghouse Air Brake Company, 21st Century Industries, Chela Financial, Encore Productions, MK Gold Company, and several private companies. He is currently also a trustee of the Giannini Family Foundation.

    KEITH W. RENKEN is the Managing Partner of Renken Enterprises, a consulting company. He was a leading advisor to Southern California and Pacific Rim businesses during his 33 years with Deloitte & Touche LLP. He is now a professor in the University of Southern California "Executive in Residence Program." Mr. Renken is a director of Pacific Gulf Properties and several private companies. His many honors include the "Distinguished Business Leader Award" from the Los Angeles Area Chamber of Commerce.

    EDWARD ZAPANTA, M.D. has served as Vice-Chairman of the Board of the Bank since June 1998 and has held the same position with East West Bancorp since its formation. Dr. Zapanta is the Senior Medical Director of HealthCare Partners Medical Group. Dr. Zapanta is also a clinical Professor of Surgery, Department of Neurosurgery, at the University of Southern California Keck School of Medicine and also serves on its Overseers Board. He was the founder of Universal Medi-Co, a multi-specialty medical group, which merged with HealthCare Partners in 1992. Dr. Zapanta is on the Board of Directors of Edison International and of The James Irvine Foundation and also serves on the Board of Trustees of the University of Southern California.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The business of East West Bancorp's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

    The Audit Committee of East West Bancorp reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the independent public accountants. The Audit Committee currently consists of Jack Liu, Keith Renken, and Herman Li as its Chairman. East West Bank also has an Audit Committee, which consists of the same directors who comprise the Audit Committee of East West Bancorp and which meets at the same time as the Audit Committee of East West Bancorp. The Audit Committees met six times in 2000.

    The Executive Committee of East West Bancorp is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Dominic Ng and Julia Gouw. East West Bank also has an Executive Committee, which consists of the same directors who comprise the Executive Committee of East West Bancorp. The Executive Committee of East West Bancorp met three times in 2000 and the Executive Committee of East West Bank met 22 times in 2000.

    The Compensation Committee of East West Bank establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists of Herman Li, James Miscoll, and Edward Zapanta as its Chairman. East West Bancorp does not have a separate Compensation Committee. The Compensation Committee met one time in 2000.

    The Board of Directors of East West Bancorp met seven times during 2000. All of the persons who were directors of East West Bancorp during 2000 attended 100% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which he or she served in 2000, except that one director did not attend one Board meeting.

                           COMPENSATION OF DIRECTORS

    Employees of East West Bancorp and its subsidiaries are not compensated for service as directors of East West Bancorp or its subsidiaries. Nonemployee directors receive an annual retainer of $10,000, plus $1,000 for each Board meeting attended and $300 for each committee meeting attended. The committee chair receives an additional $200 for each committee meeting attended. During the year ended December 31, 2000, pursuant to East West Bancorp's Stock Incentive Plan, Messrs. Li, Liu, and Zapanta received 5,000 options to purchase Common Stock at an exercise price of $15.875 per share, Mr. Renken received 10,000 options to purchase Common Stock at an exercise price of $12.1875 per share, and Mr. Miscoll received 10,000 options to purchase Common Stock at an exercise price of $11.375 per share; all of these options vest at the rate of 25% per year on each anniversary of the grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. It is expected that until the officers of East West Bancorp begin to devote significant time to the separate management of East West Bancorp and East West Bank, which is not expected to occur until such time as East West Bancorp becomes actively involved in additional businesses, the officers will only receive compensation for services as officers and employees of East West Bank, and no separate compensation will be paid for their services to East West Bancorp.

The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2000, 1999, and 1998:

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                     -----------------------
                                                                     RESTRICTED   NUMBER OF
                                                                       AWARDS      OPTIONS
                                               ANNUAL      ANNUAL      STOCK        STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY(1)    BONUS       ($)(2)      GRANTED     COMPENSATION(3)
---------------------------        --------   ---------   --------   ----------   ----------   ---------------
Dominic Ng ......................      2000   $479,755    $500,000         --           500         43,550
  Chairman, President, and Chief       1999    477,000     393,000     14,260            --         59,447
  Executive Officer                    1998    431,104     225,000         --     1,069,875          7,500

Julia Gouw ......................      2000   $215,496    $200,000         --           500         35,075
  Executive Vice President, Chief      1999    207,333     180,000      1,969            --         19,038
  Financial Officer and Director       1998    187,763      80,000         --       356,625          7,361

Sandra Wong .....................      2000   $157,020    $ 35,000         --         5,500         15,376
  Executive Vice President and         1999    153,349      42,770      1,449         5,000            606
  Chief Credit Officer                 1998     18,750       5,625         --        10,000             --

Douglas Krause ..................
  Executive Vice President,            2000   $149,099    $100,000         --           500         16,885
  General Counsel, and Corporate       1999    143,371      90,000      1,363            --          5,938
  Secretary                            1998    135,864      40,800         --        25,000             --

Donald Chow .....................      2000   $143,144    $ 45,000         --           500         14,475
  Executive Vice President, and        1999    121,768      65,000      1,147            --          7,500
  Director of Commercial Lending       1998    116,615      42,500         --        10,000          5,553

------------------------------

(1) Includes compensation deferred at election of executive and the year upon which such compensation was earned.

(2) Dividends are paid on all restricted shares at the same rate and time as on common shares. The number and aggregate value of restricted stock holdings as of December 31, 2000 for the Named Executives are as follow: Dominic Ng--14,260 shares valued at $355,609; Julia Gouw--1,969 shares valued at $49,102; Sandra Wong--1,449 shares valued at $36,134; Doug Krause--1,363 shares valued at $33,990; and Don Chow--1,147 shares valued at $28,603.

(3) Represents employer contributions to the 401(k) Plan, unused vacation pay, automobile allowances, and financial planning services. The named executive officers are also provided with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

OPTION GRANTS

    The following stock options were granted during 2000 to the Named Executives pursuant to East West Bancorp's Stock Incentive Plan.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                    PERCENT OF
                                                   TOTAL OPTIONS                                 HYPOTHETICAL
                                      NUMBER OF     GRANTED TO     EXERCISE                        VALUE AT
                                       OPTIONS     EMPLOYEES IN      PRICE                          GRANT
NAME                                  GRANTED(1)      FY 2000      ($/SHARE)   EXPIRATION DATE     DATE(2)
----                                  ----------   -------------   ---------   ---------------   ------------
Dominic Ng..........................      500            0.15%      $15.875       8/31/2010        $ 4,275
Julia Gouw..........................      500            0.15%      $15.875       8/31/2010        $ 4,275
Douglas P. Krause...................      500            0.15%      $15.875       8/31/2010        $ 4,275
Donald Chow.........................      500            0.15%      $15.875       8/31/2010        $ 4,275
Sandra Wong.........................      500            0.15%      $15.875       8/31/2010        $ 4,275
                                        5,000            1.47%      $20.625      11/16/2010        $42,750

------------------------------

(1) The options were granted pursuant to the Stock Incentive Plan. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined), the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and East West Bancorp.

(2) The estimated present value at grant date of options granted during fiscal year 2000 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 6.0 years; a risk-free interest rate of 5.1%, representing the interest rate on a U.S. government zero-coupon bond with a maturity corresponding to the estimated time until exercise; a volatility rate of 47.5%; and a dividend yield of 0.8%, representing the current $0.03 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION."

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning options held by the Named Executives under East West Bancorp's Stock Incentive Plan:

              AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2000
                       OPTION VALUES ON DECEMBER 31, 2000

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      SHARES                    AT DECEMBER 31, 2000          AT DECEMBER 31, 2000
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Dominic Ng........................          --         --      534,937        535,438      $7,990,621     $7,995,168
Julia Gouw........................          --         --      178,312        178,813      $2,663,536     $2,668,082
Douglas Krause....................          --         --       12,500         13,000      $  186,719     $  191,250
Sandra Wong.......................          --         --        6,250         14,250      $   93,359     $  156,797
Donald Chow.......................          --         --        5,000          5,500      $   74,688     $   79,219

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    East West Bank has entered into employment agreements with certain of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The agreements provide that should any of the executives be terminated without cause or, for certain executives, should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive a designated lump sum. The payments range from six months to three years of base salary plus certain benefits and bonuses. If all agreements were terminated without cause following a change in control, such executive officers would be entitled to receive payments, which are estimated to have an aggregate value of approximately $6.0 million at March 1, 2001.

    Although the above-described employment agreements could increase the cost of any acquisition of control of East West Bancorp or East West Bank, management does not believe that the terms thereof would have a significant anti-takeover effect.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    East West Bank's Compensation Committee (the "Compensation Committee") establishes the general policies regarding compensation of the Chief Executive Officer and approves the specific compensation levels for the Chief Executive Officer. During 2000, the members of the Compensation Committee were Herman Li, James Miscoll, and Edward Zapanta as its Chairman. Each member of the Compensation Committee is a non-employee director of East West Bancorp and East West Bank.

    Set forth below is a report of the Compensation Committee of the Bank addressing the compensation policies for 2000 applicable to the Bank's Chief Executive Officer.

    THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT EAST WEST BANCORP SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

OVERALL PHILOSOPHY

    The goals of the executive compensation and benefits programs are to enable the Bank to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of East West Bancorp common stock and to maximize return to its shareholders.

    The philosophy of the Bank is to provide a compensation program that is designed to reward achievement of the Bank's goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

    To achieve the compensation and benefits program objectives:

    - The principal objective of the salary program is to maintain salaries that are targeted at the median for comparable positions in similarly sized financial institutions,

    - Annual incentives are designed to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance,

    - The principal objective of the long-term stock-based incentive plan is to align management's financial interests with those of East West Bancorp's shareholders, provide incentive for management ownership of East West Bancorp common stock, support the achievement of long-term financial objectives, and provide for long term incentive reward opportunities,

    Employee benefits are offered to provide a competitive total compensation program and to encourage retention of key employees.

ROLE OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of East West Bank establishes executive compensation policies as well as the actual salary, bonus and discretionary benefits of the Chief Executive Officer. Decisions of the Compensation Committee of East West Bank are subject to review and approval by the Board of Directors. The Compensation Committee is comprised of three non-employee directors of East West Bank.

ELEMENTS OF THE COMPENSATION PROGRAM

    There are three principal elements of the executive compensation program--base salary, bonus compensation (annual incentive) and long-term stock-based incentive compensation (stock options). In determining each component of compensation, the total compensation package of each executive is considered.

BASE SALARIES

    The salary of each executive officer is determined initially according to competitive pay practices, level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Bank uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on a subjective assessment of each executive's performance, as well as the factors described above.

ANNUAL INCENTIVES

    The Bank provides annual incentives to all employees, including executives. Annual incentives are intended to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance. The Bank considers individual contributions, business unit performance, overall corporate performance, and performance compared to peer banks. Actual awards, if any, are also based on a subjective assessment of each executive's individual performance. No formal weightings are assigned to these levels of performance.

    Each executive is assigned a bonus range as a percentage of salary, with a maximum bonus achievable at above average performance from the executive.

LONG-TERM STOCK-BASED INCENTIVES

    The Bank believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of East West Bancorp's shareholders. Under its 1998 Stock Incentive Plan, East West Bancorp generally grants stock options to all executives of East West Bancorp and of the Bank. All options have been granted at an option price not less than the fair market value of the common stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. The result is a focus by all executives on the creation of shareholder value over the long term.

    In determining the number of options granted to individual executives, individual contributions, business unit performance, competitive practices, the number of options previously granted, and value of the stock on the date of the grant are considered. Formal weightings have not been assigned to these factors.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies described above for the determination of all executives' compensation subject to the additional considerations described below.

    Compensation for the Chief Executive Officer, Mr. Ng, was made in accordance with a three-year employment agreement entered into in June 1998 in connection with the sale of the Bank by its prior shareholders. The terms of the employment agreement are described in "Employment and Change of Control Agreements." The base salary of the Chief Executive Officer is described in the Summary Compensation Table.

    The bonus of the Chief Executive Officer is described in the Summary Compensation Table. This indicated bonus was determined pursuant to the terms of Mr. Ng's employment contract and is based primarily on the satisfaction of performance criteria determined by the Board. The performance criteria include the satisfaction by the Bank of goals relating to return on equity, return on assets, ratio of non-performing assets to total assets, and increase in stock price.

    The Chief Executive Officer received stock options in 2000 to purchase 500 shares of East West Bancorp's common stock as part of a general grant of 500 shares to each employee of East West Bancorp and its subsidiaries. No other new options were granted in 2000. All of the options granted have an exercise price equal to the fair market value of the stock on the date of grant.

POLICY WITH RESPECT TO DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code of 1987, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its shareholders. Section 162(m) excludes from its deduction limits any compensation received pursuant to the exercise of a stock option granted prior to the first shareholder meeting at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which East West Bancorp became publicly held; all stock options currently granted to executive officers named in the Proxy Statement comply with this grandfather clause.

    Neither East West Bancorp nor East West Bank is currently compensating any named executive officers at a level that would cause this limitation on corporate tax deductions to apply (other than for certain possible payments in the event of a termination without cause or a resignation for good cause, as specified in certain employment agreements). The Compensation Committee has accordingly not adopted a formal policy concerning the application of the
Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of Section 162(m), and if applicable, will review whether such payments should be structured so as to qualify as deductible performance-based compensation.

Dated: March 30, 2001                          THE 2000 COMPENSATION COMMITTEE
                                               Edward Zapanta, Chairman
                                               Herman Li
                                               James Miscoll

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No person who served as a member of the Compensation Committee during the 2000 fiscal year is, or ever has been, an officer or employee of East West Bancorp or any of its subsidiaries.

    Except as provided herein, there are no existing or proposed material transactions between East West Bancorp or East West Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

                         REPORT BY THE AUDIT COMMITTEE

    The Audit Committee operates pursuant to a written charter adopted by East West Bancorp's Board of Directors on May 10, 2000, a copy of which is attached as Appendix A to this proxy statement.

    The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

    In performing its function, the Audit Committee has:

    - reviewed and discussed the audited financial statements of East West Bancorp as of and for the year ended December 31, 2000 with management;

    - discussed with East West Bancorp's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committee), as currently in effect; and

    - received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

    Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that East West Bancorp's audited financial statements be included in its Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Dated: March 30, 2001                          THE 2000 AUDIT COMMITTEE
                                               Herman Li, Chairman
                                               Jack Liu
                                               Keith Renken

    THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT EAST WEST BANCORP SPECIFICALLY INCORPORATES IT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

                            STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of stockholder return on East West Bancorp's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies in the Standard & Poor's 500 Index and the SNL Western Bank Index for the period beginning on February 8, 1999, the first day of trading in East West Bancorp's Common Stock, through December 31, 2000. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Common Stock.

        COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG EAST WEST BANCORP,
         THE STANDARD & POOR'S 500 INDEX AND THE SNL WESTERN BANK INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          EAST WEST BANCORP, INC.  S&P 500  SNL WESTERN BANK INDEX
2/8/99                        100      100                     100
6/30/99                    104.86   110.93                  119.48
12/31/99                   119.81   119.48                  115.91
6/30/00                     151.3   118.98                  108.69
12/31/00                   263.36    108.6                  153.45

                                                                        PERIOD ENDING
                                                     ----------------------------------------------------
INDEX                                                02/08/99   06/30/99   12/31/99   06/30/00   12/31/00
-----                                                --------   --------   --------   --------   --------
East West Bancorp, Inc.............................   100.00     104.86     119.81     151.30     263.36
S&P 500............................................   100.00     110.93     119.48     118.98     108.60
SNL Western Bank Index.............................   100.00     119.48     115.91     108.69     153.45

------------------------------
NOTES:

A. The lines represent semiannual index levels derived from compounded daily returns that include all dividends.

B. If the semiannual interval is not a trading day, the preceding trading day is used.

C.  The index level for all series was set to 100.00 on February 8, 1999.

                              CERTAIN TRANSACTIONS

    None of the directors or executive officers of East West Bancorp and its subsidiaries, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with East West Bancorp and its subsidiaries.

                              INDEPENDENT AUDITORS

    The auditors of East West Bancorp and the Bank are Deloitte & Touche LLP, Certified Public Accountants. Deloitte & Touche LLP performs both audit and non-audit professional services for and on behalf of East West Bancorp and its subsidiaries. During 2000, the audit services included examination of the consolidated financial statements of East West Bancorp and a review of certain filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche LLP during 2000 were furnished at customary rates and terms.

    The following table sets forth information regarding the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2000:

Audit Fees..................................................  $189,220
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $ 64,030

    Representatives of Deloitte & Touche LLP will be present at the Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions which may be asked by stockholders.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of Stockholders intended to be included in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Secretary of East West Bancorp, 415 Huntington Drive, San Marino, California 91108, by November 16, 2001.

    Under Rule 14a-8 adopted by the Securities and Exchange Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by East West Bancorp, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

    SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in East West Bancorp's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2002 annual meeting is February 26, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the year 2002 annual meeting.

    East West Bancorp has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                                 ANNUAL REPORT

    The Annual Report for the fiscal year ended December 31, 2000 will also be mailed to all shareholders. The Annual Report contains consolidated financial statements of East West Bancorp and its subsidiaries and the report thereon of Deloitte & Touche LLP, East West Bancorp's independent auditors.

    STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 BY WRITING TO EAST WEST BANCORP AT 415 HUNTINGTON DRIVE, SAN MARINO, CALIFORNIA 91108.

                                 OTHER BUSINESS

    Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          EAST WEST BANCORP, INC.

                                          [LOGO]

                                          Douglas P. Krause
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL, AND CORPORATE
                                          SECRETARY

San Marino, California
March 30, 2001

                                   APPENDIX A
                            EAST WEST BANCORP, INC.
                            AUDIT COMMITTEE CHARTER
                              (Rev. May 10, 2000)

MISSION

    The Audit Committee is appointed by the Board to assist the Board in monitoring

     i. the integrity of the financial statements of the Company;

     ii. the compliance by the Company with legal and regulatory requirements;
         and

    iii. the independence and performance of the Company's internal and external auditors.

MEMBERSHIP

    The Audit Committee shall consist of at least three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. In carrying out its oversight responsibilities, the Committee shall perform the following functions:

    OVERSIGHT OF INDEPENDENT AUDITORS. In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

    The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

    The Committee shall:

     i. receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

     ii. discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity; and

    iii. recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

    The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

    The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

    OVERSIGHT OF INTERNAL AUDITORS. The Committee shall review and discuss with management and the independent auditors:

     i. The quality and adequacy of the Company's internal accounting controls.

     ii. Organization of the internal audit department, the adequacy of its resources and the competence of the internal audit staff.

    iii. The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with independent auditors.

     iv. Results of the internal auditors' examination of internal controls together with management's response thereto.

    OVERSIGHT OF MANAGEMENT'S CONDUCT OF THE COMPANY'S FINANCIAL REPORTING PROCESS.

    AUDITED FINANCIAL STATEMENTS. The Committee shall review and discuss with independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

    INTERIM FINANCIAL STATEMENTS. The Committee, through its Chairman or the Committee as a whole, will review, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

    FINANCIAL REPORTING PRACTICES. The Committee shall review, as appropriate, unless already being reviewed by the Board:

     i. Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

     ii. The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

    ASSIST THE BOARD IN OVERSIGHT OF THE COMPANY'S COMPLIANCE WITH POLICIES AND PROCEDURES. The Committee shall review and monitor, as appropriate, unless already being reviewed by the Board:

     i. Results of compliance programs.

     ii. Significant findings of any examination by regulatory authorities or agencies.

    iii. The adequacy of this Charter. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

OUTSIDE ADVISORS

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as deemed appropriate by the Committee.

                                REVOCABLE PROXY
                            EAST WEST BANCORP, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 16, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julia Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California at 10:30 a.m., on Wednesday, May 16, 2001, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

                            EAST WEST BANCORP, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

This Proxy will be voted "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld.

1.   ELECTION OF DIRECTORS--
     Nominee: Julia Gouw                            For  / /           Withhold Authority  / /
              Term Expires 2004
     Nominee: Edward Zapanta                        For  / /           Withhold Authority  / /
              Term Expires 2004

                      PLEASE SIGN AND DATE ON REVERSE SIDE

2.   OTHER BUSINESS.        In their discretion, the proxyholders are authorized to
                            transact such other business as may properly come before the
                            Meeting and any adjournment or adjournments thereof.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                         (Please date this Proxy and sign your
                                         name as it appears on your stock
                                         certificates. Executors,
                                         administrators, trustees, etc., should
                                         give their full titles. All joint
                                         owners should sign.)

                                         I (We) / / do / / do not expect to
                                         attend the Meeting.

                                         Dated: _________________, 2001.

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